Exhibit 99.1

COMBIMATRIX NAMES RICHARD HOCKETT, M.D. MEDICAL DIRECTOR

Specialist in Molecular Diagnostics, Biomarkers to Support Expanding Test Menu, Customer Base

IRVINE, California, April 11, 2012 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for cancer and developmental disorders, today announced that veteran molecular diagnostics specialist Richard Hockett, M.D. has been named Medical Director, effective May 1.  Hockett, 52, will report directly to CombiMatrix CEO R. Judd Jessup.

Dr. Hockett is the former Chief Medical Officer for Santa Clara, CA-based Affymetrix Inc., a provider of innovative genomic analysis tools and reagents for exploration and genetic testing. His special areas of focus at Affymetrix included applied genomics, new technology development and regulatory affairs.

As a Board Certified Clinical Pathologist, Dr. Hockett’s specialties include molecular diagnostics, clinical application of technology and biomarker strategies. During his career, he has spent more than 25 years applying biomarkers to clinical medicine.

“As our lab operations are maturing, it is critical that we have world-class scientific and medical leadership to support our internal operations and strategies as well as our customer facing clinical support,” Jessup said.  “Dr. Hockett has been involved in advanced microarray technologies for most of his career so his background is ideal for our needs and those of our growing family of partners and customers.  We are very pleased to have a medical executive of Dr. Hockett’s caliber join our team.”

Prior to joining Affymetrix, from 1999 to 2008, Dr. Hockett was a Medical Fellow II, Group Leader for Genomic Medicine at Eli Lilly and Company, where he developed the pharmacogenomic program and oversaw the application of genetic biomarkers to clinical drug development.  He was also instrumental in developing the DMET analysis system, which has become the most comprehensive technology for the measurement of DNA variation in metabolism of pharmaceuticals.

Dr. Hockett started his career as an academic pathologist in the Department of Pathology at the University of Alabama, Birmingham, where he oversaw the Clinical Immunology and Molecular Diagnostic laboratories and his research focused on developmental immunology and HIV disease.

Dr. Hockett received his M.D. degree from the University of Minnesota.  He performed his residency in Clinical Pathology at Washington University, St. Louis.

About CombiMatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (CMDX), is a molecular diagnostics laboratory which offers DNA-based testing services to the prenatal, pediatric and oncology markets.  The Company performs genetic testing utilizing Microarray, FISH, PCR and G-Band Chromosome Analysis.  CMDX offers prenatal and pediatric testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  CMDX was also the first commercial clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to oncology patients and medical professionals.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future business, operational and strategic plans, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both developmental medicine and oncology; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; the ability of microarray technology to become the standard of care; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	Matthew H. Clawson
President & CEO, CombiMatrix Corporation	Partner, Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
matt@allencaron.com